UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 12, 2026

(Date of earliest event reported)

BOUMARANG INC.

(Exact name of registrant as specified in its charter)

Delaware	333-292164	99-4273591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Spectrum Center Drive, Suite 300, Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 720-2550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 12, 2026, the Board of Directors (the “Board”) of Boumarang Inc. (the “Company”) approved the dismissal of LAO Professionals (“LAO”) as the Company’s independent registered public accounting firm, effective October 12, 2026. The Company does not have an audit committee; the Board performs the functions of an audit committee and approved the decision. The Board’s decision followed discussions with LAO, in which LAO advised the Company that it is transitioning its audit clients whose principal executive offices are located in California to independent registered public accounting firms based in the United States. The Board determined that engaging a U.S.-based firm with direct access to the Company’s management, accounting records and operations is in the best interests of the Company and its stockholders.

LAO audited the Company’s consolidated financial statements as of December 31, 2025, and 2024 and for the year ended December 31, 2025 and the period from July 26, 2024 (inception) through December 31, 2024. LAO’s report on those financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2025, the period from July 26, 2024 (inception) through December 31, 2024, and the subsequent interim period from January 1, 2026 through October 12, 2026 (the date of dismissal), (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with LAO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to LAO’s satisfaction, would have caused LAO to make reference to the subject matter of the disagreements in connection with its report; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described below.

As disclosed in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, management concluded that the Company’s disclosure controls and procedures were not effective as of June 30, 2026 due to material weaknesses in the Company’s internal control over financial reporting relating to inadequate segregation of duties within accounting processes as a result of limited personnel resources and the absence of a formally documented set of internal control policies and procedures. The Board discussed these material weaknesses with LAO, and the Company has authorized LAO to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of these material weaknesses.

The Company provided LAO with a copy of the foregoing disclosures and requested that LAO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of LAO’s letter, dated October 14, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On October 12, 2026, the Board approved the engagement of Simon & Edward, LLP (“S&E”), a PCAOB-registered public accounting firm (PCAOB ID 2485) located in Rowland Heights, California, as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2026, and to review the Company’s interim consolidated financial statements for the quarter ending September 30, 2026.

During the year ended December 31, 2025, the period from July 26, 2024 (inception) through December 31, 2024, and the subsequent interim period through October 14, 2026, neither the Company nor anyone acting on its behalf consulted with S&E regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that S&E concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from LAO Professionals to the Securities and Exchange Commission, dated October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOUMARANG INC.

October 15, 2026	By:	/s/ Craig Nehrkorn
Date		Craig Nehrkorn
Chief Executive Officer